                                                                    EXHIBIT 10.9

Loan Agreement Secured by Mortgage (Teito-ken) Teitoken on Real Estate

     The Japan Development Bank (hereinafter referred to as "A") has made the loan to Nanometrics Japan k.k. (hereinafter referred to as "B") upon the following terms and conditions (hereinafter referred to as the "Conditions") and those in the ANNEX (hereinafter referred to as the "Terms and Conditions") and B accepts the Conditions and the Terms and Conditions.

     The execution, validity, interpretation and performance of this Agreement shall be governed by Japanese law.

     In Witness Whereof, the parties hereto have executed two originals of this Agreement in Japanese, and A shall keep the original called "Seihon" and B shall keep the original called "Fukuhon" respectively.

                                    Date:
                                         --------------------------------------

                                    A:   The Japan Development Bank
                                         9-1, 1-chome, Otemachi,
                                         Chiyoda-ku,  Tokyo
                                         By:  Yoshihiko Yoshino, Governor

                                    B:   Nanometrics Japan k.k.
                                         84, Shin-izumi, Narita-si,
                                         China
                                         By:  Hiroshi Adachi, President

                                   Conditions

Principal:

     Yen  80,000,000-
          -----------

Name of and expenses for the project for which the loan is required (hereinafter referred to as the "Project");

     R&D of Measuring Equipments of Semiconductor
     --------------------------------------------
     Yen  205,000,000-
          ------------

Repayment schedule of the principal:

     The first repayment shall be made on the 20th of May, 1998, and thereafter repayment shall be made until the 20th day of February, 2006, on the 20th day of February, May, August and November of every year in installments, each amount of which shall be yen 2,400,000-, and the balance shall be paid in full on the 20th day of May, 2006.

Interest rate:

     3.40% per annum (subject to per diem calculation on the basis of 365 days
     -----
per year).

Method of payment of interest:

     The first payment shall be made on the 20th day of August, 1996 and thereafter payment shall be made on the 20th day of February, May, August and November of every year. Interest accrued between each payment day shall be paid at the end of the accrual period.

ANNEX
                              Terms and Conditions

(Purpose for use of money)

Article 1.

     B shall perform the Project in accordance with the project plan at the date of this Agreement and shall use the borrowed money under this Agreement only for the Project.


(Delivery of loaned money in installments)

Article 2.

     B shall keep once the borrowed money under this Agreement on deposit with A and A may deliver the loaned money on deposit (hereinafter referred to as the "Money Deposited") in installments depending on the progress of the Project and the payment of expenses therefor and other matters.

     2. When B requests A to deliver the Money Deposited, B shall, in advance, report the payment of expenses for the Project and other matters in a form designated by A, and obtain A's consent to such delivery.

     3. A will pay no interest to B on the Money Deposited and B will pay no interest to A on the borrowed money equivalent in amount to the Money Deposited.

     4. B shall not assign or create a pledge on the right of claim for delivery of the Money Deposited.

(Delivery of Money Deposited by bank transfer)

Article 3.

     In cases where A delivers the Money Deposited under this Agreement by transfer to B's bank deposit account, such delivery shall be deemed made when A completed the necessary procedures for the bank transfer. Even if B has sustained a loss due to accidents, delays of procedure or other events in the subsequent process, B shall not ask for compensation or other claims against A.

(Repayment of the obligations by bank transfer)

Article 4.

     When B makes repayments to A by transfer to A's account with checks, notes or other securities (hereinafter collectively referred to as the "Securities") to A, B shall ensure that the Securities will be paid in full by the relevant repayment dates.

(Repayment of the B's obligations by delivering Securities)

Article 5.

     When B makes repayments to A by personally delivering Securities to A, any Securities personally delivered to A for the payment shall be negotiable for settlement through the clearing house approved by A and B shall ensure that the Securities will be paid in full by the relevant repayment dates.

     2. In case any of the Securities in the preceding paragraph are dishonored and returned from A to B, B agrees that no procedure will be taken by A for the preservation of rights on such Securities.

(Prepayment)

Article 6.

     If the expenses for the Project decrease to less than those for the Project mentioned in the Conditions (hereinafter referred to as the "Amount mentioned in the Conditions") due to a change of the project plan or for other reasons, B shall, upon A's request, despite the maturities of the loan mentioned in the Conditions, prepay the borrowed money under this Agreement in accordance with the proportion of the amount of decrease to the Amount mentioned in the Conditions.

     2. When such decrease of the expenses for the Project under the preceding paragraph is a substantial portion of the Amount mentioned in the Conditions and A recognizes that as a result the completion of the purpose of the Project will become difficult, B shall, upon A's request, prepay the borrowed money in full under this Agreement.

     3. When B does not perform the Project without justifiable reason, despite A's instructions to perform, for a reasonable period of time which A judges to be necessary for performance of the Project, when B does not apply the money delivered under paragraph 1 of Article 2 to the payments for the expenses of the Project, or when A recognizes that the purpose of the Project will not be completed because B assigns, leases or otherwise disposes to any third party the assets or properties which B acquires as a result of the Project immediately after its acquisition or for other reasons, and A requests to prepay the borrowed money, B shall, despite the maturities of the loans mentioned in the Conditions, prepay the borrowed money under this Agreement to A in whole or in part.

     4. B may prepay the borrowed money under this Agreement in whole or in part when B obtains A's consent in advance.

     5. In addition to the preceding paragraph, B may prepay the borrowed money under this agreement in whole or in part when B gives A a written notice of prepayment no less than ninety (90) days before the date of prepayment.

     6. In case of prepayment under the preceding paragraph, notice of prepayment once received by A shall be irrevocable unless A consents to such revocation of such notice.

Article 7.

     When B prepays the borrowed money, B shall pay at the same time the amounts set forth in each following item:

     1.   Interest on the prepaid amount accrued to the date of such prepayment.

     2. In case of prepayment under paragraph 5 of the preceding Article, if the interest rate under this Agreement (hereinafter referred to as the "agreed interest rate") exceeds A's standard interest rate as of the date of such prepayment (hereinafter referred to as the "standard interest rate"), in addition to the amount in the preceding paragraph, the difference between (i) the amount equal to interest which would be accrued on the basis of the agreed interest rate on the prepaid amount for the period during the date of such prepayment and the date of repayment set forth in the Conditions and (ii) the amount equal to interest which would be accrued on the basis of the standard interest rate for the same period (the method of calculation of such interests to be determined by A).

Article 8.

     A may first set off the Deposited Money against the money which B should prepay (including interest and any other obligation thereon).

(Application of repayment)

Article 9.

     When B prepays the borrowed money under this Agreement to A in part, when A first sets off the Deposited Money against the money which B should prepay under this Agreement, or when the amount which B has repaid under this Agreement or other loan agreements between A and B is less than the amount which B should repay under these agreements, A shall apply repaid money in accordance with order and methods decided by A.

(Inspection of books, etc.)

Article 10.

     A may at any time inspect the status of progress of the Project and B's assets, documents, books and other materials, when A reasonably deems it necessary, such as for confirmation of the use of loaned money under this Agreement or preservation of A's rights.

     2. B shall provide necessary assistance to A for the inspection in the preceding paragraph.

(Matters to be filed)

Article 11.

     When B changes corporate name, tradename, address, representative, seal-impression that B has filed with A or other matters that B has filed with A, B shall file such change with A thereof in writing forthwith.

(Matters to be reported)

Article 12.

     B shall report to A, in accordance with the method as instructed by A, the matters mentioned in (1) and (2) upon A's request and the one mentioned in (3) without delay after the occurrence of such event.

     (1) Progress status of the Project and payment status of the expenses of the Project.

     (2) Settlement of accounts (including mid-year settlement if the company(s) which chooses yearly settlement makes up it) and decisions as to dividends (including interms dividends) and B and Nanometrics Incorporated at the time of each settlement of accounts.

     (3) Other important events concerning management, financial condition or operation.

(Acceleration of payment)

Article 13.

     If any one of the following events should occur and be continuing, B's obligations to A shall, upon A's request, immediately become due and payable and B shall forthwith pay the entire amount of such obligations under this Agreement.

     (1) When B does not perform the Project and use the borrowed money under this Agreement for the purpose other than that of the Project;

     (2) When B fails to perform any of its obligations under Article 11 or
Article 12 and does not perform such obligations despite A's request or when B makes untrue filing or report;

     (3) When B fails to pay any part of the principal or interest thereon;

     (4) When B fails to perform any of its obligations under this Agreement other than those set forth in each of the preceding items, or fails to perform any of its obligations to A under any other agreements;

     (5) When B dishonors any note or check;

     (6) When an order or notice of provisional attachment, preservative attachment or attachment with respect to the Money Deposited is issued or given to B;

     (7) When attachment with respect to assets which B furnishes or agrees to furnish to A as security is made;

     (8) When B has become unable to pay its debts, or an application is filed by or against B for bankruptcy, composition of creditors, corporate reorganization or company arrangement;

     (9) When B is dissolved or its business is closed down; or

     (10) When any event necessary for preservation of A's rights other than those set forth in each of the preceding items occurs under or in connection with B.

(To furnish security)

Article 14.

     B has created a Mortgage ("Teitoken") of the second ranking upon the real estate owned by B described in the ATTACHMENT, as security for the obligations under this Agreement.

     2. When B creates the Teitoken in the preceding paragraph, B shall promptly complete procedures for the registration thereof and shall submit a certified copy of the registration record thereof to A.

(Additional security)

Article 15.

     B shall, upon A's reasonable request, in accordance with the method as instructed by A, furnish A as additional security for the obligations under this Agreement any real property, machine, equipment or other properties which B will obtain for use at Narita Technology Center until B has paid the entire amount of the obligations under this Agreement.

(Procedure taken for any change in secured property)

Article 16.

     If any loss of, injury to or substantial decrease of value in, any important portion appertaining to the properties which B has furnished, or has agreed to furnish A as security under this Agreement (hereinafter referred to as the "Securing Property") should occur, B shall inform A thereof forthwith.

     2. In case of the preceding paragraph, B shall, upon A's request, in accordance with the method as instructed by A, furnish A additional security or substitute security, or shall prepay the borrowed money under this Agreement in whole or in part.

(Registration of change)

Article 17.

     In case of Article 15 or if any change in the Securing Property should occur, or if B furnishes A additional security or substitute security under paragraph 2 of the preceding Article, B shall, upon A's request, promptly complete registration or other necessary procedures and shall submit to A a document certifying thereof.

(Preservation of security)

Article 18.

     When B assigns, leases, creates mortgage or other security on, or changes the present status of, the Securing Property, B must, in advance, obtain A's consent in writing.

(Insurance)

Article 19.

     Upon A's request, B shall purchase and maintain a damage insurance policy to cover not less than the amount designated by A on the insurable assets appertaining to the Securing Property and other assets designated by A, and shall create for A a pledge on the claim for insurance proceeds or shall assign the claim for insurance money to A and submit the insurance policy to A.

     2. When B carries any insurance policy other than the insurance policy in the preceding paragraph on the same assets, B shall inform A thereof forthwith and shall take such procedures as in the preceding paragraph.

     3. B shall follow A's instruction concerning the continuation, novation and change of the insurance contracts set forth in the preceding two paragraphs, and the handling of insurance proceeds or other matters after the occurrence of any accident on the insured assets.

     4. If B fails to take procedures in paragraph 1 and A has paid the premium of the insurance contract necessary for the preservation of A's rights, which A purchased or maintained, or of the insurance contract A purchased or maintained on behalf of B, B shall reimburse such premium to A together with interest ("Songaikin") equivalent to 14.5% per annum (subject to per diem calculation on the basis of 365 days per year) of the amount of the premium or other expenses from the day when A paid such premium or other expenses.

     5. When A applies the insurance proceeds A received under the insurance contract in each preceding paragraph to payment of the obligations under this Agreement, B shall raise no objection, despite the maturities of the loans provided under this Agreement.

(Execution of notarial deed)

Article 20.

     B shall, at any time upon A's request by using a notary public in Japan, take necessary procedures to execute a notarial deed containing the acknowledgment of the obligations under this Agreement and the statement of acceptance of enforcement thereof.

(Burden of expenses)

Article 21.

     The expenses for preparation of this Agreement and registration, and all other expenses (including cost of litigation and legal counsel's fees) incurred in connection with this Agreement shall be borne by B.

(Default interest)

Article 22.

     B shall pay default interest equivalent to 14.5% per annum (subject to per diem calculation on the basis of 365 days per year) of the principal, interest and any other amounts payable in the event of default of any payment obligation, or of advance money A paid for the expenses under the preceding Article.

(Jurisdiction of court)

Article 23.

     In the event that any litigation is needed pertaining to this Agreement, the court which has jurisdiction over the A's head office shall have exclusive jurisdiction over such litigation.

ATTACHMENT
                           Description of Real Estate


(Land)

  1             34 Ban Shin-izumi, Narita
                Land for residence 4075 m/2/80

(Building)

  1.            Location                34 Bauchi Shin-izumi, Narita
                Number of building      No. 34
                Kind                    Factory, Office
                Structure               Steel frames, galvanized steel plates,
                                        two-story
                Floor space             1st floor  750m/2/87
                                        2nd floor  708m/2/75

                           FIRST AMENDMENT TO LEASE
                           ------------------------

                                (Extended Term)


I.   PARTIES AND DATE.
     ----------------

     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made and entered into as of April 24, 1997, by and between MP ARQUES, INC., a Delaware corporation
       ---------
("Landlord"), and NANOMETRICS INCORPORATED, a California corporation ("Tenant").

II.  RECITALS.
     --------

     A. PM-DE and Tenant entered into that certain Lease Agreement dated as of March 3, 1992, as supplemented by that certain First Addendum to Lease dated as of February 25, 1992 (the "Lease"), for the premises known as 310 DeGuigne Avenue, Sunnyvale, California and consisting of approximately 34,697 of space ("Premises").

     B. Landlord is the owner of the Premises and the current landlord under the Lease.

     C. Landlord and Tenant desire to modify the Lease as set forth in this Amendment, which modifications shall be deemed effective as of May 1, 1997.

III. MODIFICATIONS.
     -------------

     Landlord and Tenant hereby agree to extend the term of the Lease upon the terms and conditions hereinafter set forth.

     A.   Term. The Lease Term is hereby extended for a period of five (5) years
          ----
commencing as of May 1,1997 and terminating on April 30, 2002 (the "Extended Term").

     B.   Monthly Rent. In addition to Tenant's obligation to pay Additional
          ------------
Rent under the Lease, Tenant shall pay to Landlord, for each calendar month of the Extended Term, Monthly Installments of rent commencing on May 1, 1997 as follows:

          Month of Extended Term         Monthly Rent Installments
          ----------------------         -------------------------
                   1-30                   $43,372.00
                  31-60                   $47,709.00

     C.   Tenant Representations and Warranties. Tenant hereby represents and
          -------------------------------------
warrants that there exists no breach, default or event of default under the Lease, as amended by this Amendment.

     D.   Landlord Representations and Warranties. Landlord hereby represents
          ---------------------------------------
and warrants that there exists no breach, default or event of default under the Lease, as amended by this Amendment.

     F.   Roofing Repairs. Landlord, at Tenant's expense, hereby agrees to
          ---------------
perform or cause to be performed all necessary repairs and maintenance but not replacement of the roof and roof membrane of the Premises which is otherwise the obligation of Tenant under Section 10(b) of the Lease. Tenant shall reimburse Landlord, as Additional Rent, for any and all costs associated with repairing and maintaining but not replacing the roof and roofing membrane within ten (10) days after receipt by Tenant of a bill from Landlord for such costs.

IV.  GENERAL.
     -------

     A.   Effect of Amendment: Definitions. Except to the extent the Lease is
          --------------------------------
expressly modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment the terms of this Amendment shall prevail. The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease.

     B.   Counterparts. If this Amendment is executed in counterparts, each
          ------------
counterpart shall be deemed an original.

     C.   Authority to Execute Amendment. Each individual executing this
          ------------------------------
Amendment on behalf of a partnership or corporation as Tenant represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the partnership and/or corporation and agrees to deliver evidence of his or her authority to Landlord upon request by Landlord.

     D.   Governing Law. This Amendment and any enforcement of the agreements
          -------------
and modifications set forth above shall be governed by and construed in accordance with the laws of the State of California.

     E.   Headings. Paragraph headings contained in this Amendment are for
          --------
reference purposes only, and shall not affect in any way the meaning or interpretation of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

"Landlord"
 --------


MP ARGUES, INC.,
a Delaware corporation

By:  GE CAPITAL INVESTMENT ADVISORS, INC.,
     Its Duly Authorized Investment Advisor

     By: /s/ JERRY D. BUCKLEY
       ------------------------------

     Its: JERRY D. BUCKLEY
         ----------------------------

"Tenant"
 ------

NANOMETRICS INCORPORATED,

a California corporation

By: /s/ VINCENT J. COATES
  -------------------------------
Its:          CEO
   ------------------------------